[LETTERHEAD OF LAZAR & LEVINE]





March 17, 2000

WCM Capital, Inc.
76 Beaver Street
Suite 500
New York, NY  10005

Gentlemen:

This is to confirm our telephone conversation of March 16, 2000, that Lazar Levine & Felix LLP will no longer serve as the independent auditors of WCM Capital, Inc., effective immediately.

Sincerely,

/S/LAZAR LEVINE & FELIX LLP

LAZAR LEVINE & FELIX LLP


cc:  Office of the Chief Accountant
SECPS Letter File
U.S. Securities and Exchange Commission
Mail Stop 9-5
450 5th Street N.W.
Washington, D.C.  20549

(Comission File No. 000-09416)

March 17, 2000


Office of the Chief Accountant
SECPS Letter File
U.S. Securities and Exchange Commission
Mail Stop 9-5
450 5th Street N.W.
Washington, D.C.  20549

RE:  WCM Capital, Inc.
     Commission File No.  000-094160

Gentlemen:

We were previously the principal accountants for WCM Capital, Inc. Under the date of April 13, 1999 we reported on all the financial statements of WCM Capital, Inc. as of and for the years ended December 31, 1998 and 1997.

On March 16, 2000, our appointment as principal accountants was terminated. We have read WCM Capital Inc.'s statement included under Item 5 of this form 8K dated March 27, 2000 and we agree with such statement.

Sincerely,

LAZAR LEVINE & FELIX LLP